                                                                Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of New RC, Inc. (the "Registration Statement") of our report dated February 7, 2000 relating to the Conectiv financial statements and financial statement schedules, which appears in Conectiv's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 14, 2001